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                     [FORM OF LETTER TO BENEFICIAL OWNERS]

PRELIMINARY COPY -- SUBJECT TO COMPLETION

IMPORTANT

A REPLY IS NECESSARY TO VOTE YOUR SHARES

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In Re:   Tesoro Petroleum
         Consent Solicitation by The Stockholder's Committee for
         New Management of Tesoro Petroleum Corporation

To Tesoro Petroleum Corporation Shareholders:

Enclosed for your consideration is soliciting material furnished to us by The Stockholders' Committee for New Management of Tesoro Petroleum Corporation (the "Stockholders' Committee") in connection with the Consent Solicitation of the Stockholders' Committee.

ONLY WE AS THE HOLDER OF RECORD CAN EXECUTE A CONSENT ON YOUR BEHALF.

WE CANNOT EXECUTE A CONSENT UNLESS WE RECEIVE YOUR SPECIFIC INSTRUCTIONS.

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If you have any questions or any difficulty in voting your shares please call:

                                  Morrow & Co., Inc.
                                  1-800-662-5200 (toll free)